UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2024

AvidXchange Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40898	86-3391192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210 AvidXchange Lane
Charlotte, North Carolina		28206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 560-9305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024 (the “Closing Date”), the Company’s wholly-owned subsidiaries, AvidXchange, Inc. and AFV Commerce, Inc. (the “Borrowers”), entered into a credit agreement (the "2024 Amended and Restated Credit Agreement") with KeyBank National Association ("KeyBank") to amend and restate in its entirety that certain Credit and Security Agreement (as amended, the “2022 Credit Agreement”), dated as of December 29, 2022. All obligations under the term loan facility outstanding under the 2022 Credit Agreement were repaid by the Borrowers on or prior to the Closing Date of the 2024 Amended and Restated Credit Agreement. The 2024 Amended and Restated Credit Agreement has a term of five years and consists of a $150.0 million 5-year revolving credit facility (the "2024 Revolver").

Under the 2024 Amended and Restated Credit Agreement and subject to specific conditions, the Borrowers may request, and the lenders have the right, but not the obligation, to increase the 2024 Revolver or add a term loan facility by an aggregate amount (for all such increases) not to exceed $150.0 million. The 2024 Revolver may be used for working capital, for refinancing existing indebtedness, and for other general corporate purposes.

Letters of credit may be issued by KeyBank pursuant to the 2024 Amended and Restated Credit Agreement in an aggregate face amount up to $30.0 million and the availability under the 2024 Revolver will be reduced by any outstanding letters of credit.

The maturity date for the 2024 Revolver is August 8, 2029. Interest only payments are required during the Commitment Period, as defined in the 2024 Amended and Restated Credit Agreement, with the outstanding principal balance due in full upon maturity. Interest will be payable no less frequently than quarterly. The Borrowers may voluntarily pre-pay all or any part of the 2024 Revolver Loan, along with accrued and unpaid interest and any applicable breakage costs, without premium or penalty.

Interest on the loans under the 2024 Amended and Restated Credit Agreement is equal to the daily simple secured overnight financing rate ("SOFR"), term SOFR or a base rate, plus an applicable margin. The applicable margin is between 2.0% and 2.5% for daily simple SOFR and term SOFR loans (plus a SOFR adjustment of 0.1%), and between 1.0% and 1.5% for base rate loans. The applicable margin fluctuates based on a leverage ratio that reflects the Company’s consolidated funded indebtedness to the Company’s consolidated EBITDA. The Borrowers may elect one-, three- or six-month interest periods in connection with term SOFR. The base rate is equal to the higher of KeyBank’s prime rate, the federal funds effective rate plus 0.5%, or one-month term SOFR plus 1.0%. For purposes of the 2024 Amended and Restated Credit Agreement, daily simple SOFR, term SOFR and the base rate will never be less than 0.5%.

The 2024 Amended and Restated Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants. The affirmative covenants require the Borrowers to provide the lenders with certain financial statements, budgets, compliance certificates and other documents and reports and to comply with certain laws. The negative covenants restrict the Borrower’s ability to incur additional indebtedness, create additional liens on its assets, make certain investments, dispose of its assets or engage in a merger or other similar transaction or engage in transactions with affiliates, which are subject, in each case, to the various exceptions and conditions described in the 2024 Amended and Restated Credit Agreement. The negative covenants further restrict the Borrower’s ability to make certain restricted payments, including the payment of dividends and repurchase of common equity in certain circumstances.

The 2024 Amended and Restated Credit Agreement also contains several financial covenants, measured on a consolidated basis. First, during the period commencing with the fiscal quarter ended June 30,2024 through and including the fiscal quarter ending June 30, 2025, (a) there must be liquidity (which is defined as availability under the 2024 Revolver, plus unrestricted cash) that is more than the greater of (1) $35.0 million, and (2) 35% of the Revolving Amount, as defined in the 2024 Amended and Restated Credit Agreement, (b) as of the end of each such quarter, total revenue on a trailing four-quarter basis must be greater than the requirements set forth in the 2024 Amended and Restated Credit Agreement, and (c) for each period of four consecutive quarters, Consolidated EBITDA, as defined in the 2024 Amended and Restated Credit Agreement, must not be less than $10.0 million. Second, during the period commencing with the fiscal quarter ending September 30, 2025 until the last day of the Commitment Period, (i) the Leverage Ratio, as defined in the 2024 Amended and Restated Credit Agreement, must not exceed 3.00 to 1.00 (or 3.50 to 1.00 during any Acquisition Set-Up Period, as defined in the 2024 Amended and Restated Credit Agreement) at the end of each fiscal quarter and (ii) the Interest Coverage Ratio, as defined in the 2024 Amended and Restated Credit Agreement, must not be less than 3.00 to 1.00 at the end of each fiscal quarter.

The 2024 Amended and Restated Credit Agreement also includes certain customary events of default. If an event of default occurs and is continuing, the lenders are entitled to take various actions, including the charging of a default rate of interest, accelerating the maturity of all loans, and taking all actions permitted to be taken by a secured creditor with respect to the collateral for the 2024 Amended and Restated Credit Agreement and under applicable law.

The obligations under the 2024 Amended and Restated Credit Agreement are secured by:

•
substantially all of the tangible and intangible assets of the Company and its material subsidiaries, except for existing real estate, Client Funds, Client Funds Accounts, and other Excluded Accounts (as such terms are defined in the 2024 Amended and Restated Credit Agreement), and
•
the capital stock of the Company’s material subsidiaries.

Under the 2024 Amended and Restated Credit Agreement, the Company's wholly-owned subsidiaries, AvidXchange, Inc. and AFV Commerce, Inc., are the only borrowers, and the Company and certain subsidiaries of AvidXchange, Inc. and AFV Commerce, Inc. are co-guarantors.

Revolving Credit Facility

As of the Closing Date of the 2024 Amended and Restated Credit Agreement, no balance was outstanding under the 2024 Revolver. The Borrowers are required to pay on a quarterly basis a commitment fee of (1) for the period commencing on the Closing Date and through August 31, 2024, 0.25% per annum and (2) for the period commencing on September 1, 2024 through the termination of the facility, between 0.25% per annum and 0.30% per annum as determined by the Leverage Ratio, with respect to the amount of the 2024 Revolver.

Deferred Financing Costs

Costs incurred in connection with entering into the 2024 Amended and Restated Credit Agreement will be deferred and amortized over the five-year term of the agreement. Remaining deferred costs associated with the 2022 Credit Agreement will be evaluated to determine if they should be written off and included in general and administrative expense in the three and nine months ended September 30, 2024.

KeyBank and its affiliates have various relationships with the Company and its subsidiaries including a relationship as a primary commercial banking partner, virtual card service provider, investor in the Company’s prior capital raises as a private company, reseller partner as well as a lender, lead arranger and bookrunner under the 2022 Credit Agreement, for which they have received customary fees.

The foregoing description of the 2024 Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2024 Amended and Restated Credit Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Amended and Restated Credit and Security Agreement, dated as of August 8, 2024, among AvidXchange, Inc., AFV Commerce, Inc., the Lenders named therein, KeyBank National Association, as Administrative Agent and Issuing Lender, and KeyBanc Capital Markets Inc., JPMorgan Chase Bank, N.A., and MUFG Bank, Ltd., as Joint Lead Arrangers and Joint Booker Runners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvidXchange Holdings, Inc

Date:	August 9, 2024	By:	/s/ Joel Wilhite
Joel Wilhite Chief Financial Officer